EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the Quarterly Report of Cygni Systems Corporation Form 10-QSB for the period ending January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Kim Friesen, President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

   1. The Report fully complies with the requirements of section 13
(a) or 15 (d) of the Securities Exchange Act of 1934; and

   2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: March 15, 2005



By:  /s/ Kim Friesen
         Kim Friesen
         President, Chief Executive Officer
         Chief Financial Officer, Principal Accounting Officer
         and a member of the Board of Directors